UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the June 14, 2022 Annual Meeting (as defined below) of stockholders of Midwest Holding, Inc. (the “Company”).

In connection with the Annual Meeting, the Board of Directors of the Company (the “Board”) made its annual equity award to each of the outside, non-employee directors of 2,674 restricted stock units (“RSUs”) which equated to a value of $30,000 based on the average price of the Company’s voting common stock on June 14, 2022 of $11.22 per share. Each RSU vests on the earlier of the first anniversary of its date of grant and the date of the next annual meeting of stockholders, subject to the terms of the RSU agreement and the Issuer's Long-Term Incentive Plan. Upon vesting, each RSU will convert to one share of voting common stock of the Company.

Under the Company’s Outside Director Compensation Policy (a copy of which is attached hereto as Exhibit 10.1) for the current annual term ending as of the date of the 2023 stockholder annual meeting, the compensation for the non-employee members of the Board is as follows:

•	An annual retainer of $30,000;

•	An additional $30,000 fee to the independent Board Chair;

•	For every committee other than the Audit Committee, each member (other than the Chair) shall receive an additional $2,000 annually and the Chair shall instead receive an additional $4,000 per annum;

•	Each member (other than the Chair) of the Audit Committee shall receive an additional $3,000 annually and the Chair shall instead receive an additional $6,000 per annum; and

•	RSUs with a value of $30,000 as of the date of grant, or equivalent equity ownership, with up to one-year cliff vesting.

The description of the Outside Director Compensation Policy is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 14, 2022 (the “Annual Meeting”) at which the Company’s stockholders voted on the proposals indicated below. Record holders of voting common stock at the close of business on April 20, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. On the Record Date, there were 3,737,564 shares of voting common stock outstanding and entitled to vote. In total, 2,479,740 shares of Company voting common stock were represented at the Annual Meeting, which represented approximately 66.3% of the shares outstanding and entitled to vote as of the Record Date. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on May 5, 2022.

Election of Directors:

The first proposal was the election to the Board of three directors named in the Proxy Statement. John Hompe was re-elected as a Class I Director and Yadin Rozov and Kevin Sheehan were also elected as Class I Directors. The votes for these elected directors were as follows:

Nominee	Number of Votes For	Withheld/Abstain	Broker Non- Votes
John Hompe – Class I Director	1,573,611	367,283	538,846
Yadin Rozov – Class I Director	1,901,169	39,725	538,846
Kevin Sheehan – Class I Director	1,751,597	189,297	538,846

The Company’s continuing directors after the Annual Meeting include Georgette Nicholas, Michael Minnich, Douglas Bratton, Nancy Callahan, Diane Davis and Firman Leung.

Amendment to the Midwest Holding Inc. 2020 Long-Term Incentive Plan

The second proposal was a vote to amend the Midwest Holding Inc. 2020 Long-Term Incentive Plan, primarily to add 150,000 shares of voting common stock issuable under the plan, which was approved by our stockholders. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
1,502,953	431,311	6,630	538,846

Non-Binding Vote to Approve the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers

The third proposal was a non-binding vote to approve the frequency of the advisory vote on the compensation of the Company’s named executive officers, which was approved by our stockholders. The votes on the proposal were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,492,473	3,187	31,447	413,787	538,846

Consistent with a majority of votes cast with respect to this proposal and with the recommendation of the Board, the Company will hold a stockholder advisory vote on executive compensation annually until the next required vote on the frequency of stockholder votes on executive compensation.

Ratification of the Appointment of Mazars US LLP as the Company’s Independent Registered Public Accounting Firm for the 2022 Fiscal Year

The fourth proposal was a vote to ratify the appointment of Mazars US LLP as the Company’s independent registered public accounting firm for 2022, which was approved by our stockholders. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
2,450,387	28,881	472	--

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Outside Director Compensation Policy of Midwest Holding Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 21, 2022

MIDWEST HOLDING INC.

By:	/s/ Georgette Nicholas
Name: Georgette Nicholas
Title: Chief Executive Officer